IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement re computation of per share earnings.



Primary income per share calculations:
                                Three Months Ended    Six Months Ended
                                Nov 30    Nov 30     Nov 30      Nov 30,
                                 1996       1995       1996       1995


Net income                     $482,720   $750,193  $1,079,888 $1,545,960


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 8,055,077  7,875,143  8,055,056  7,791,495
Shares issued from assumed
  exercise of dilutive
  options and warrants          564,879    829,991    568,101    797,307
Weighted average number of
  shares outstanding
  (as adjusted)               8,619,956  8,705,134  8,623,157  8,588,802



Net income per common
  and common equivalent share     $0.06      $0.09      $0.13      $0.18






Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants.



Fully diluted income per share calculations:
                              Three Months Ended       Six Months Ended
                                Nov 30     Nov 30      Nov 30    Nov 30,
                                 1996       1995       1996       1995


Net income                     $482,720   $750,193  $1,079,888 $1,545,960


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                 8,055,077  7,875,143  8,055,056  7,791,495
Shares issued from assumed
  exercise of dilutive
  options and warrants          564,879    829,991    584,396    968,156
Weighted average number of
  shares outstanding
   (as adjusted)              8,619,956  8,705,134  8,639,452  8,759,651



Net income per common
  and common equivalent share     $0.06      $0.09      $0.13      $0.18



Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants.